UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NETLIST, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4812784
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

175 Technology, Suite 150 Irvine, California 92618
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:
Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:
Series A Preferred Stock Purchase Rights

(Title of Class)

Item 1.   Description of Registrant’s Securities to be Registered.

On August 14, 2020, Netlist, Inc. (the “Company”) entered into a third amendment (the “Third Amendment”) to its Rights Agreement with Computershare Trust Company, N.A., as rights agent. The description of the Third Amendment set forth under Item 1.01 of the Current Report on Form 8-K filed by the Company on August 14, 2020 under the Securities Exchange Act of 1934, as amended, is incorporated herein by reference.

The description of each right to acquire the Company’s common stock, par value $0.001 per share, is incorporated herein by reference to the information contained in Items 1 and 2 of the Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the “Commission”) by the Company on April 17, 2017, and as amended by that certain Amendment No. 1 on Form 8-A/A filed with the Commission by the Company on April 17, 2018 and that certain Amendment No. 2 on Form 8-A/A filed with the Commission by the Company on April 17, 2019.

Item 2.   Exhibits.

Exhibit		Filed	Incorporated by Reference
No.	Description	Herewith	Form	File No.	Exhibit	Filing Date
3.1	Restated Certificate of Incorporation of Netlist, Inc.		10-Q	001-33170	3.1	August 15, 2017
3.1.1	Certificate of Amendment to the Restated Certificate of Incorporation of Netlist, Inc.		10-Q	001-33170	3.1.1	August 15, 2017
3.1.2	Certificate of Amendment to the Restated Certificate of Incorporation of Netlist, Inc.		8-K	001-33170	3.1	August 17, 2018
3.1.3	Certificate of Amendment to the Restated Certificate of Incorporation of Netlist, Inc.		8-K	001-33170	3.1	August 10, 2020
3.1.4	Certificate of Designation of the Series A Preferred Stock of Netlist, Inc.		10-Q	001-33170	3.1.2	August 15, 2017
4.1	Rights Agreement, dated as of April 17, 2017, by and between Netlist, Inc. and Computershare Trust Company, N.A., as rights agent		8-K	001-33170	4.1	April 17, 2017
4.2	Amendment No. 1 to Rights Agreement, dated as of April 16, 2018, by and between the Company and Computershare Trust Company, N.A., as rights agent		8-K	001-33170	4.1	April 17, 2018
4.3	Amendment No. 2 to Rights Agreement, dated as of April 16, 2019, by and between the Company and Computershare Trust Company, N.A., as rights agent		8-K	001-33170	4.1	April 17, 2019
4.4	Amendment No. 3 to Rights Agreement, dated as of August 14, 2020, by and between the Company and Computershare Trust Company, N.A., as rights agent		8-K	001-33170	4.1	August 14, 2020

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NETLIST, INC.

Date: August 14, 2020	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Vice President, Chief Financial Officer and Secretary

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